Exhibit 99.1

TTEC Announces Second Quarter 2018

Financial Results

Second Quarter 2018

Signs $140 Million in New Business

Revenue was $349.9 Million ($345.9 Million Non-GAAP AHFS/WD)

Operating Income was $13.5 Million or 3.9 Percent of Revenue

($15.3 Million or 4.4 Percent Non-GAAP AHFS/WD)

Fully Diluted EPS was 12 Cents (EPS was 22 Cents Non-GAAP)

Updates Outlook for Full Year 2018

DENVER, August 7, 2018 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global customer experience technology and services provider focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the second quarter ended June 30, 2018.

“The market for digital customer engagement technology and services is experiencing unprecedented demand,” commented Ken Tuchman, chairman and chief executive officer. “With our outcome-based, end-to-end customer experience technology and services platform we are actively taking advantage of this immense digital opportunity. Our growing pipeline across the business and the highest quarterly bookings in over 10 years demonstrate that our value proposition is resonating and taking hold with this rapidly expanding market.”

Tuchman continued, “Based on our current and estimated 2018 new business volumes and backlog, we now anticipate a noteworthy uptick in our organic growth in 2019. However, given a short list of unanticipated temporary challenges in our Customer Management Services segment that are specific to 2018, we are resetting our outlook for 2018. We are confident these factors will be cleared this year and, based on Customer Management Services’ estimated bookings and current momentum in our Customer Growth, Technology and Strategy segments, we project we will be back on track in 2019.”

Tuchman concluded, “As we look to the second half of the year, we are focused on executing the conversion of our new business pipeline and delivering on our growing revenue backlog. Our demand engine is operating on all cylinders, our pipeline and backlog are robust, our consulting, technology and analytics capabilities are gaining traction, and our operational platform is scaling to support the demand.”

SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS

Revenue

•                  Second quarter 2018 GAAP revenue decreased 1.0 percent to $349.9 million compared to $353.4 million in the prior year period.

•                  Non-GAAP AHFS/WD revenue decreased 0.4 percent to $345.9 million over the prior year period.

•                  ASC 606 had a $2.4 million positive impact on revenue in the second quarter 2018.

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Income from Operations

•                  Second quarter 2018 GAAP income from operations was $13.5 million, or 3.9 percent of revenue, compared to $21.6 million, or 6.1 percent of revenue in the second quarter 2017.

•                  Non-GAAP AHFS/WD income from operations, excluding $1.0 million in restructuring, was $15.3 million or 4.4 percent of adjusted revenue versus 7.3 percent in the prior year.

•                  ASC 606 had a $1.6 million positive impact on income from operations in the second quarter 2018.

Adjusted EBITDA

•                  Non-GAAP Adjusted EBITDA was $35.4 million, or 10.1 percent of revenue, compared to $45.4 million, or 12.8 percent of revenue in the second quarter 2017.

Earnings Per Share

•                  Second quarter 2018 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.12 compared to $0.32 in the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.22 compared to $0.40 in the prior year.

Bookings

•                  During the second quarter 2018, TTEC signed an estimated $140 million in annualized contract value from new and expanded client relationships. The second quarter bookings mix was diversified across segments, verticals, and geographies.

GAAP metrics are presented in accordance with Generally Accepted Accounting Principles, including the impact from TTEC’s January 1, 2018 adoption of Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective method.

Non-GAAP AHFS/WD (excluding assets held for sale and wind-down) - As reflected in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income (i) assets held for sale and wind-down, and (ii) impairment, restructuring and integration charges.

Non-GAAP Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) — As reflected in the attached reconciliation table.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•                  As of June 30, 2018, TTEC had cash and cash equivalents of $71.3 million and debt of $309.3 million, resulting in a net debt position of $238.0 million. This compares to a net debt position of $195.4 million in the prior year period.

•                  As of June 30, 2018, TTEC had approximately $395 million of additional borrowing capacity available under its revolving credit facility versus $385 million in the prior year period.

•                  Cash flow from operations in the second quarter 2018 was $37.3 million compared to $50.5 million in the second quarter 2017.

•                  Capital expenditures in the second quarter 2018 were $9.4 million compared to $17.6 million in the second quarter 2017.

•                  Paid a $12.4 million dividend, or 27-cents per share, on April 12, 2018 to shareholders of record as of March 30, 2018. The dividend represented an approximate 23 percent increase over the distribution paid in April 2017.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS second quarter 2018 GAAP revenue declined 2.5 percent to $262.2 million compared to $269.1 million in the year ago quarter. Income from operations was $3.8 million or 1.4 percent of revenue compared to $14.1 million or 5.2 percent of revenue in the prior year.

•                  Non-GAAP income from operations was $4.8 million or 1.8 percent of revenue. This compares to $17.7 million or 6.6 percent of revenue in the prior year.

•                  ASC 606 had a $2.4 million and $1.6 million positive impact on revenue and income from operations, respectively.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS second quarter 2018 GAAP revenue increased 8.4 percent to $35.1 million compared to $32.4 million in the year ago quarter. Income from operations was $3.0 million or 8.4 percent of revenue compared to $2.3 million or 7.2 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 12.3 percent to $35.1 million over the year ago period and income from operations was $2.9 million or 8.4 percent of adjusted revenue. This compares to $2.4 million or 7.6 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS second quarter 2018 GAAP revenue declined 2.8 percent to $33.8 million compared to $34.8 million in the year ago quarter. Income from operations was $5.6 million or 16.5 percent of revenue compared to $3.8 million or 11.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 5.7 percent to $33.8 million over the year ago period and income from operations was $5.6 million or 16.5 percent of adjusted revenue. This compares to $3.7 million or 11.6 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS second quarter 2018 GAAP revenue increased 8.8 percent to $18.7 million from $17.2 million in the year ago quarter. Income from operations was $1.2 million or 6.4 percent of revenue compared to $1.4 million or 8.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 2.5 percent to $14.7 million over the year ago period and income from operations was $2.0 million or 13.5 percent of adjusted revenue. This compares to operating income of $1.7 million or 11.3 percent of revenue in the prior year.

BUSINESS OUTLOOK

“The first half of 2018 was marked by a number of strategic accomplishments,” commented Regina Paolillo, chief financial and administrative officer at TTEC. “Most notably, our growing pipeline is converting into larger and more transformative bookings across geographies, industries, and our emerging digital capabilities. We are also seeing further pipeline growth in the second half of the year with significant early new business signings in the third quarter.”

Paolillo continued, “While we met our consolidated second quarter revenue target, our profitability fell short of our plan due to unanticipated short-term challenges in our customer management business. At the same time our value changing customer strategy, technology and growth businesses performed at or above plan. Our updated full-year 2018 outlook is a function of these challenges. We are keenly focused on growing our pipeline, bookings, and backlog, setting the stage for improved revenue growth and profitability in 2019. Our view is that these challenges will be resolved in 2018 enabling us to increase our revenue growth rate and expand our Adjusted EBITDA and operating income margins early in 2019.”

Full year 2018 guidance, which includes the adoption of ASC 606, but excludes AHFS/WD, is updated as follows:

•                  Revenue — Revenue estimated to increase 2.3 to 3.0 percent between $1.490 and $1.500 billion compared to $1.505 and $1.525 billion previously provided guidance.

•                  Adjusted EBITDA Margin(1) — Adjusted EBITDA margin estimated between 12.8 and 13.2 percent, compared to 13.9 and 14.2 percent previously provided guidance.

•                  Operating Income Margin — Operating income margin estimated between 7.4 and 7.8 percent compared to 8.7 and 8.9 percent previously provided guidance.

•                  Capital Expenditures — Capital expenditures are unchanged, estimated at 3.8 percent of revenue, of which approximately 70 percent is growth oriented.

(1) Calculation methodology as shown in the attached reconciliation table.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services provider focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services. Founded in 1982, the Company’s 47,800 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$349,853	$353,429	$725,102	$691,706

Operating Expenses:
Cost of services	274,260	268,004	557,630	521,902
Selling, general and administrative	44,245	43,985	91,290	87,205
Depreciation and amortization	16,811	16,258	34,735	30,758
Restructuring and integration charges, net	1,034	3,593	1,883	3,762
Impairment losses	—	—	1,120	—
Total operating expenses	336,350	331,840	686,658	643,627

Income From Operations	13,503	21,589	38,444	48,079

Other income (expense)	(6,553)	(4,198)	(23,460)	(5,130)

Income Before Income Taxes	6,950	17,391	14,984	42,949

Provision for income taxes	(653)	(1,597)	(2,755)	(6,988)

Net Income	6,297	15,794	12,229	35,961

Net income attributable to noncontrolling interest	(779)	(1,100)	(2,120)	(2,022)

Net Income Attributable to TTEC Stockholders	$5,518	$14,694	$10,109	$33,939

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.12	$0.32	$0.22	$0.74

Diluted	$0.12	$0.32	$0.22	$0.73

Income From Operations Margin	3.9%	6.1%	5.3%	7.0%
Net Income Attributable to TTEC Stockholders Margin	1.6%	4.2%	1.4%	4.9%
Effective Tax Rate	9.4%	9.2%	18.4%	16.3%

Weighted Average Shares Outstanding
Basic	46,016	45,662	45,944	45,805
Diluted	46,401	46,150	46,424	46,224

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue:
Customer Management Services	$262,213	$269,056	$554,854	$521,135
Customer Growth Services	35,140	32,403	67,680	66,061
Customer Technology Services	33,816	34,798	69,024	70,491
Customer Strategy Services	18,684	17,172	33,544	34,019
Total	$349,853	$353,429	$725,102	$691,706

Income From Operations:
Customer Management Services	$3,773	$14,075	$21,988	$34,671
Customer Growth Services	2,966	2,321	4,346	4,731
Customer Technology Services	5,566	3,819	10,410	6,876
Customer Strategy Services	1,198	1,374	1,700	1,801
Total	$13,503	$21,589	$38,444	$48,079

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$71,260	$74,437
Accounts receivable, net	315,756	385,751
Other current assets	84,336	74,767
Assets held for sale	9,163	7,835
Total current assets	480,515	542,790

Property and equipment, net	156,210	163,297
Other assets	351,805	372,649

Total assets	$988,530	$1,078,736

LIABILITIES AND EQUITY
Total current liabilities	$198,460	$200,456
Liabilities held for sale	3,788	1,322
Other long-term liabilities	454,618	514,113
Total equity	331,664	362,845

Total liabilities and equity	$988,530	$1,078,736

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

		Three months ended		Six months ended
		June 30,		June 30,
		2018	2017	2018	2017

Reconciliation of Adjusted EBITDA:

Net Income	**	$6,297	$15,794	$12,229	$35,961
Interest income		(1,471)	(695)	(2,539)	(1,121)
Interest expense		7,765	2,912	14,224	5,230
Provision for income taxes		653	1,597	2,755	6,988
Depreciation and amortization		16,811	16,258	34,735	30,758
Asset impairment, restructuring and integration charges		1,034	3,593	3,003	3,762
Impairment of equity investment		—	—	15,632	—
Gain on sale of business unit		(271)	(30)	(1,065)	(30)
Estimated loss of assets held for sale		2,000	3,178	2,000	3,178
Gain on bargain purchase of acquisition		—	—	(685)	—
Equity-based compensation expenses		2,574	2,795	6,183	4,836

Adjusted EBITDA		$35,392	$45,402	$86,472	$89,562

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	**	$6,297	$15,794	$12,229	$35,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		16,811	16,258	34,735	30,758
Other		14,211	18,471	57,742	58,736
Net cash provided by operating activities		37,319	50,523	104,706	125,455

Less - Total Capital Expenditures		9,375	17,554	16,883	29,589

Free Cash Flow		$27,944	$32,969	$87,823	$95,866

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	**	$13,503	$21,589	$38,444	$48,079
Restructuring and integration charges, net		1,034	3,593	1,883	3,762
Impairment losses		—	—	1,120	—

Non-GAAP Income from Operations		$14,537	$25,182	$41,447	$51,841

Non-GAAP Income from Operations Margin		4.2%	7.1%	5.7%	7.5%

Reconciliation of Non-GAAP EPS:

Net Income	**	$6,297	$15,794	$12,229	$35,961
Add: Asset impairment, restructuring and integration charges, net of related taxes		800	2,165	2,164	2,282
Add: Estimated loss on assets held for sale, net of related taxes		2,000	1,907	2,000	1,907
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition		3,062	—	4,987	—
Add: Impairment of equity investment, net of related taxes		—	—	11,411	—
Less: Gain on sale of business unit		(198)	(18)	(778)	(18)
Less: Gain on bargain purchase of acquisition		—	—	(500)	—
Add: Changes in valuation allowance, returns to provision adjustments and other		(1,681)	(1,363)	(1,758)	(1,399)

Non-GAAP Net Income		$10,280	$18,485	$29,755	$38,733

Diluted shares outstanding		46,401	46,150	46,424	46,224

Non-GAAP EPS		$0.22	$0.40	$0.64	$0.84

** The numbers above include the adoption of ASC 606 and include the following second quarter and YTD 2018 amounts:

Second Quarter 2018 Revenue: + $2.4 million, YTD 2018 Revenue: $14.9 million

Second Quarter 2018 Operating Income : + $1.6 million, YTD 2018 Operating Income: $7.9 million

Second Quarter 2018 Net Income: + $1.2 million, YTD 2018 Net Income: $5.7 million

TTEC Holdings, Inc.

Non-GAAP AHFS/WD Reconciliation & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

SECOND QUARTER

(three months end, June 30, 2018)

Revenue

		GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
TTEC Digital
CTS		$33,816	$—	$33,816
	YoY Growth Rate:	-2.8%		5.7%
CSS		$18,684	$3,997	$14,687
	YoY Growth Rate:	8.8%		-2.5%

TTEC Engage
CMS		$262,213	$—	$262,213
	YoY Growth Rate:	-2.5%		-2.5%
CGS		$35,140	$—	$35,140
	YoY Growth Rate:	8.4%		12.3%

Company (Consolidated)		$349,853	$3,997	$345,856
	YoY Growth Rate:	-1.0%		-0.4%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
TTEC Digital
CTS		$5,566	$—	$5,566	$(20)	$5,586
	Operating Margin:	16.5%		16.5%		16.5%
CSS		$1,198	$—	$1,198	$(785)	$1,983
	Operating Margin:	6.4%		6.4%		13.5%

TTEC Engage
CMS		$3,773	$1,038	$4,811	$—	$4,811
	Operating Margin:	1.4%		1.8%		1.8%
CGS		$2,966	$(4)	$2,962	$15	$2,947
	Operating Margin:	8.4%		8.4%		8.4%

Company		$13,503	$1,034	$14,537	$(790)	$15,327
	Operating Margin:	3.9%		4.2%		4.4%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.

Non-GAAP AHFS/WD Reconciliation & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

YEAR-TO-DATE

(six months end, June 30, 2018)

Revenue

		GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
TTEC Digital
CTS		$69,024	$—	$69,024
	YoY Growth Rate:	-2.1%		8.3%
CSS		$33,544	$5,605	$27,939
	YoY Growth Rate:	-1.4%		-5.4%

TTEC Engage
CMS		$554,854	$—	$554,854
	YoY Growth Rate:	6.5%		6.5%
CGS		$67,680	$1	$67,679
	YoY Growth Rate:	2.5%		6.1%

Company (Consolidated)		$725,102	$5,606	$719,496
	YoY Growth Rate:	4.8%		6.1%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
TTEC Digital
CTS		$10,410	$—	$10,410	$(21)	$10,431
	Operating Margin:	15.1%		15.1%		15.1%
CSS		$1,700	$51	$1,751	$(1,249)	$3,000
	Operating Margin:	5.1%		5.2%		10.7%

TTEC Engage
CMS		$21,988	$2,311	$24,299	$—	$24,299
	Operating Margin:	4.0%		4.4%		4.4%
CGS		$4,346	$641	$4,987	$(10)	$4,997
	Operating Margin:	6.4%		7.4%		7.4%

Company		$38,444	$3,003	$41,447	$(1,280)	$42,727
	Operating Margin:	5.3%		5.7%		5.9%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.